Exhibit 10.7

February 17, 2023

VIA ELECTRONIC MAIL
Cosway Company Inc.
20633 South Fordyce Avenue
Carson, CA 90810

Re: Extension of Manufacturing Services Agreement

Dear Cosway Legal Department,

Notwithstanding the terms of the Manufacturing Services Agreement ("Agreement") between Olaplex Inc. (“Olaplex”) and Cosway Company Inc. ("Cosway") dated January 1, 2020, and any prior agreements between Olaplex and Cosway relating thereto, the parties have decided to extend the Agreement until June 30, 2023 while the parties continue to negotiate a new manufacturing agreement. Further, the parties agree that the exclusivity provisions set forth in Section 14 of the Agreement will not be applicable during this extension period and that, except as set forth in this letter, all of the terms and provisions of the Agreement remain in full force and effect.

By both parties signing below, Cosway and Olaplex acknowledge and agree to this extension.

If you have any questions, please feel free to contact Alex Kirby, Director of Sourcing & Procurement, at Olaplex.

Acknowledged and agreed:	Acknowledged and agreed:
COSWAY COMPANY INC. By: /s/ Greg Chambers	OLAPLEX, INC. By: /s/ Shah Nagree
Name: Greg Chambers	Name: Shah Nagree
Date: 2/20/2023	Date: 2/22/2023